As filed with the Securities and Exchange Commission on February 10, 2003

Registration No. 333-99065

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Post-Effective Amendment No. 1

to FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Granite Falls Community Ethanol Plant, LLC

(Exact Name of Registrant as Specified in its Charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	2689 (Primary Standard Industrial Classification Code Number)	41-1997390 (I.R.S. Employer Identification Number)

2448 — 540th Street, Suite 1
P.O. Box 216
Granite Falls, Minnesota 56241
(320) 564-3100
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Paul Enstad
Chairman and Chief Manager
Granite Falls Community Ethanol Plant, LLC
2448 — 540th Street, Suite 1
P.O. Box 216
Granite Falls, Minnesota 56241
(320) 564-3100
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:
Jeffrey C. Robbins, Esq.
Messerli & Kramer P.A.
150 South Fifth Street, Suite 1800
Minneapolis, Minnesota 55402
(612) 672-3600
Fax (612) 672-3777

     Approximate date of commencement of proposed sale to the public: No additional sales of securities will be made pursuant to this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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SIGNATURES
INDEX TO EXHIBITS

DEREGISTRATION OF SECURITIES

     Granite Falls Community Ethanol Plant, LLC (the “Company”) files this Post-effective Amendment No. 1 to the Registration Statement on Form SB-2, No. 333-99065 (as amended, the “Registration Statement”), to deregister all of the securities previously registered by the Registration Statement, none of which were sold. The offering contemplated by the Registration Statement terminated in December 2003 by virtue of the expiration of the offering period without raising the minimum funds to close on the offering. The Company has returned all escrowed funds to prospective investors as provided by the Registration Statement.

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SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Granite Falls, State of Minnesota, on February 9, 2004.

Granite Falls Community Ethanol Plant, LLC

By	/s/ Paul Enstad

Paul Enstad, Chairman and Chief Manager

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 9, 2004.

Signature	Title

/s/ Paul Enstad Paul Enstad	Chairman, Chief Manager and Governor (Principal Executive Officer)

/s/ Scott Dubbelde Scott Dubbelde	Vice Chairman and Governor*

/s/ Julie Oftedahl-Volstad Julie Oftedahl-Volstad	Secretary and Treasurer and Governor (Principal Financial and Accounting Officer)*

/s/ Myron D. Peterson Myron D. Peterson	Governor*

/s/ Shannon Johnson Shannon Johnson	Governor*

/s/ Steven H. Core Steven H. Core	Vice President of Operations and Governor*

*Signed by Paul Enstad, attorney-in-fact

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INDEX TO EXHIBITS

		Method of
Exhibit	Description	Filing

24	Power of attorney and additional power of attorney	1

(1)	Previously filed.

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